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                                                                    Exhibit 23.1

                              Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus dated January 15, 1999 of Ashland Inc. and to the incorporation by reference therein of our report dated November 4, 1998, with respect to the consolidated financial statements and schedule of Ashland Inc. and subsidiaries, included in its Annual Report on Form 10-K for the year ended September 30, 1998, filed with the Securities and Exchange Commission.



Louisville, Kentucky
January 13, 1999